Exhibit 10.3

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         This Amended and Restated Employment Agreement (this "Agreement") is entered into as of January 15, 2007, by and between Bruce R. Wright (the "Executive") and Ultratech, Inc., a Delaware corporation (the "Company"), and, except as otherwise provided herein, shall be effective as of January 1, 2004.

                                   WITNESSETH:

         WHEREAS, the Executive is currently a party to an employment agreement with the Company dated November 24, 2003 (the "Prior Agreement") that completely and totally superseded an employment agreement between the parties dated as of June 8, 1999;

         WHEREAS, the Company desires that the Executive continue to be employed by the Company and the Executive is willing to continue to be employed by the Company; and

         WHEREAS, the Company and the Executive desire to amend and restate the terms and conditions of the Prior Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

1.   Duties.

     1.1 Retention. The Company does hereby retain , engage, and employ the Executive as its Senior Vice President, Finance, Chief Financial Officer, and Secretary, reporting to the Chief Executive Officer of the Company (the "Chief Executive Officer"), and the Executive does hereby accept and agree to such retention , engagement, and employment. The Executive shall serve the Company in such positions and shall have the duties, responsibilities and authorities consistent with such positions as well as any other reasonable duties determined by the Chief Executive Officer.

     1.2 No Other Employment. During the Executive's employment by the Company, the Executive shall devote substantially all of his business time, energy, and skill to the performance of his duties for the Company.

     1.3 No Breach of Contract. The Executive hereby represents to the Company that the execution and delivery of this Agreement by the Executive and the Company and the performance by the Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the teluis of any employment or other agreement or policy to which the Executive is a party or otherwise bound. The Company hereby represents to the Executive that it is authorized to enter into this Agreement and that the execution and delivery of this Agreement to the Executive and the employment of the Executive hereunder shall not constitute a breach of, or otherwise contravene, the terns of any law, agreement or policy by which it is bound.

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2.   At-Will Employment.

     The Executive and the Company agree that Executive's employment with the Company is and shall at all times during the Executive's employment hereunder be "at-will" employment. The Company may terminate the Executive's employment at any time for any reason, with or without Cause, by providing thirty (30) days' written notice to the Executive. The Executive may terminate his employment with the Company by providing thirty
     (30) days' written notice to the Company. Notwithstanding the foregoing, the Company may relieve the Executive of his duties immediately or at any time during the thirty-day period following the written termination notice provided by the Company or the Executive hereunder. No provision of this Agreement shall be construed as conferring upon the Executive a right to continue as an employee of the Company, and the "at-will" relationship between the Executive and the Company may not be altered except as agreed by the Executive and the Company in writing.

3.   Compensation.

     3.1 Base Salary. The Executive's initial Base Salary shall be at a rate of $275,000 per year, paid in accordance with the Company's regular payroll practices in effect from time to time, but not less frequently than monthly. The Executive's Base Salary shall be reviewed annually and may be adjusted by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Compensation Committee"). (As used in this Agreement, "Base Salary" shall mean Base Salary as adjusted from time to time.)

     3.2 Annual Bonus. While employed hereunder, the Executive shall be considered for an annual incentive bonus ("Annual Bonus") of up to 40% of his annual Base Salary, based upon the achievement of performance objectives established by the Compensation Committee. Payment of up to 50% of the Executive's Annual Bonus may be deferred and paid out in equal annual installments over a period of no more than three years with interest at prime as set forth in The Wall Street Journal from time to time (the "Deferral Period"), during which Deferral Period the unpaid portion of the deferred Annual Bonus may be subject to forfeiture if the Executive terminates employment without Good Reason (as defined in Section 7.2.1) or is terminated by the Company for Cause (as defined in Section 6.1.1). The Executive's performance objectives and maximum level of Annual Bonus as a percentage of Base Salary, as well as the payment terms for the Annual Bonus, shall be reviewed annually and may be adjusted by the Compensation Committee, including, without limitation, an adjustment to increase the maximum level of Annual Bonus as a percentage of Base Salary.

     3.3  Equity Compensation.

         3.3.1 Future Grants. In addition to the stock options previously granted to the Executive, the Executive shall be eligible for periodic grants of stock options or other equity awards under the Company's equity award program, subject to the Executive's continued employment hereunder. The teens, exercise price (if applicable), vesting period, any post-termination of employment provisions, and other provisions of each stock option or other equity award granted pursuant to this Section 3.3 shall, subject to the express provisions of this Agreement, be determined by the Compensation Committee at the time of grant of the option or other equity award.

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         3.3.2 Acceleration  and Extension.  Notwithstanding  Section 3.3.1, if
               the Executive's employment is terminated (i) by the Company for any reason other than for Cause (as defined in Section 6.1.1) or
               (ii) by the Executive with Good Reason (as defined in Section 7.2.1) or (iii) on account of death or Disability, then each stock option and other equity award granted on or after July 21, 2003 shall thereupon become vested as to an additional 25% of the shares of stock subject thereto (or such lesser percentage as to make the award 100% vested). Further, in the event of a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), all of the options or other equity awards described in the preceding sentence shall immediately be fully vested. To the extent that the equity awards described in this Section 3.3.2 are stock options and have become vested by their terms or become vested as described herein, such stock options shall remain vested and exercisable at least until the date that is one year and ninety (90) days after the termination of the Executive's employment as described in clauses (i), (ii), or (iii) of this Section 3.3.2 or any termination of the Executive's employment following a Change of Control or a Corporate Transaction (or such later date as may be specified in the award agreement), but in no event will such options be exercisable after the expiration of their original terms. Each of the Executive's stock options granted prior to July 21, 2003 shall be amended to add the foregoing acceleration of vesting and extension of exercise period provisions at such time, if any, that the Company's Board of Directors determines, in its sole discretion, that such amendments and the related accounting charges would not adversely affect, when relevant, in any way, the Company's condition (financial or otherwise), financial statements, earnings, earnings per share or other relevant Company information.

4.   Benefits.

     4.1 Pension and Welfare Plans. While the Executive is employed hereunder, he shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time.

     4.2  Reimbursement of Business and Other Expenses

         4.2.1 Expense  Reimbursement.  The  Executive is  authorized  to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's expense reporting policy.

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         4.2.2 Legal  Expenses.   The  Company  shall  promptly  reimburse  the
               Executive for his legal expenses, up to a maximum of $3,000, incurred in negotiating and documenting this Agreement with the Company.

     4.3 Vacation. During the Executive's employment hereunder, the Executive shall be entitled to vacation in accordance with the Company's vacation policy for its executive officers.

     4.4 Retiree Health Coverage. Effective the earliest of (A) the occurrence of a Change of Control (as defined in Section 8.1.1) while Executive is serving as an executive officer of the Company, (B) the occurrence of a Corporate Transaction (as defined in Section 8.1.2) while Executive is serving as an executive officer of the Company, or (C) the first date on which (1) Executive is at least sixty-two (62) years old and (2) Executive has served as an executive officer of the Company for ten (10) consecutive years (and is then serving as such), and notwithstanding anything contained herein to the contrary, the Executive and his spouse on the date of his termination of employment (his "Spouse") shall each be entitled to the retiree health coverage described herein for the remainder of his or her life following Executive's termination of employment with the Company for any reason. The retiree health coverage provided by the Company to the Executive and his Spouse shall be comparable to the coverage provided by the Company to them immediately prior to the termination of the Executive's employment until they become covered by Medicare. Once the Executive or his Spouse becomes covered by Medicare, the Company shall provide retiree health coverage that, together with Medicare coverage, is comparable to the coverage that the Company provided to him or her immediately prior to the Executive's termination of employment. Such retiree health coverage shall, to the extent possible, be provided through continued health care coverage for the Executive and his
          Spouse under the Company's group health plan pursuant to the provisions of Section 4980B of the Internal Revenue Code of 1986, as amended, and Section 10116.5 of the California Insurance Code ("COBRA"). If COBRA coverage is not available or it is exhausted or no longer available, such retiree health coverage shall be provided through health insurance policy or policies acquired by the Executive and/or his Spouse until age 65 and thereafter through insurance policy or policies providing Medicare supplemental coverage obtained by them, with the Company to reimburse the Executive and/or his Spouse for the premiums paid for such coverage, to the extent expressly provided below. The Executive and/or his Spouse shall provide the Company with evidence of the applicable health insurance or Medicare supplemental health insurance policy. The cost of such retiree health care coverage for the Executive and his Spouse shall be shared between the Company and the Executive as follows:

          (i) For each period the Executive and/or his Spouse are provided post- retirement health care coverage under the Company's group health plan, the Executive or his Spouse shall pay the Company a dollar amount for that coverage equal to the cost charged active employees of the Company or their spouses for such individual and/or spousal coverage for the same period under the plan, and the Company shall be responsible for the payment of any additional costs required to provide such coverage. The payments required of the Executive must be made on or before the date the Executive would have to pay for such coverage if an active employee under the Company's group health plan.

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          (ii) To the  extent  such post  retirement  health  care  coverage  is provided through health insurance policies acquired by the Executive and/or his Spouse, the Company shall reimburse the Executive and/or his Spouse for the portion of each premium paid by them in excess of the dollar amount the Executive and/or his Spouse would have had to pay for health care coverage for the period covered by the premium had the Executive and/or his Spouse been an active participant under the Company's group health plan at that time. The applicable insurance premiums shall be paid by the Executive and/or the Spouse within ten (10) days after each due date, and the Company shall promptly reimburse the Executive and/or his Spouse for its share of each such insurance premium, with such reimbursement to be made in all events not later than the close of the calendar year in which the premium was paid by the Executive and/or his Spouse or (if later) within two and one-half months following the premium payment date.

               To the extent the post-retirement health care coverage required hereunder is provided through a self-funded reimbursement program maintained by the Company, the Executive shall, within thirty
               (30) days after his receipt of each invoice for a reimbursable health or medical care expense under this Section 4.4, submit a copy of such invoice to the Company for reimbursement, and the Company shall pay such reimbursement within thirty (30) days following receipt of the submitted invoice.

               The Executive and his Spouse shall be solely responsible for any federal, state or local tax liability arising from the post-retirement health care coverage and benefits provided them hereunder, and the Company shall have no obligation to indemnify or reimburse them for any tax liability they so incur.

5.   Death or Disability.

     5.1 Definition of Disabled and Disability. For purposes of this Agreement, the terms "Disabled" and "Disability" shall mean the Executive's inability, because of physical or mental illness or injury, to perform his customary duties pursuant to this Agreement, with or without reasonable accommodation, and the continuation of such disabled condition for a period of one hundred eighty (180) continuous days as determined by an approved medical doctor. For purposes hereof, an approved medical doctor shall mean a doctor selected by the Company and the Executive. If the Company and the Executive cannot agree on a medical doctor, each shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

     5.2 Termination Due to Death or Disability. If the Executive dies or becomes Disabled while employed hereunder and prior to a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), this Agreement and the Executive's employment shall automatically cease and terminate as of the date of the Executive's death or the date of Disability (which date shall be determined under Section 5.1 above, and referred to as the "Disability Date"), as the case may be. In the event of the termination of the Executive's employment due to his death or Disability, the Executive (or, in the event of his death, his estate) shall be entitled to receive:

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          (i)  a lump sum cash  payment,  payable  within ten (10) business days after the date of death or the Disability Date equal to the sum of (A) any accrued but unpaid Base Salary as of the date of death or the Disability Date, (B) any earned but unpaid portions of Annual Bonuses in respect of fiscal years completed prior to the date of death or the Disability Date, (C) any compensation deferred under the provisions of any deferred compensation plan and (D) any unreimbursed business expenses due under Section
               4.2.1 of this Agreement;

          (ii) a monthly payment payable in each of the twelve (12) months following the date of the Executive's death or Disability Date in an amount equal to one-twelfth (1 /12th) of the Executive's annual Base Salary in effect immediately prior to his death or Disability Date;

         (iii) in the event that the Executive is not entitled to the benefits provided by Section 4.4 and solely in the event of the tetniination of the Executive's employment due to his Disability, if the Executive elects to continue his medical coverage under COBRA, reimbursement by the Company of such COBRA costs for a period of up to eighteen (18) months following the termination of his employment; provided, however, that the Company's obligation under this Section 5.2(iii) shall be reduced to the extent that comparable medical coverage is provided by a subsequent employer;

          (iv) partial acceleration of the vesting of a portion of the Executive's stock options and other equity awards, and extension of time to exercise any vested stock options, as provided in
               Section 3.3.2; and

          (v) such employee benefits described in Section 4.1 as the Executive or his estate may be entitled to hereunder or under the employee benefit plans, programs and arrangements of the Company and, if applicable, the retiree health coverage described in Section 4.4.

6.   Termination by the Company.

     6.1  Termination For Cause.

          6.1.1 Definition of Termination with Cause. A termination of the Executive's employment by the Company for cause ("Cause") shall mean the termination of the Executive's employment by the Board for any of the reasons listed below, except in the case of the reason set forth in (i) below, only after written notice by the Board stating the reason for the proposed termination for Cause and the Executive's failure to cure within ninety (90) days of receipt of such notice:

          (i) the Executive's repeated failure to perform any essential duty of his position other than due to Disability or such illness or injury as described in and determined under Section 5.1 that would result in Disability if it continued for the period of time prescribed in Section 5.1;

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          (ii) the  Executive's  commitment  of an act  that  constitutes  gross misconduct and is injurious to the Company, any subsidiary of the Company or any successor to the Company;

         (iii) the  Executive's  conviction  of  or  pleading  guilty  or  nolo
               contendere   to  any  felony   involving   theft,   embezzlement,
               dishonesty or moral turpitude;

          (iv) the Executive's commission of an act of fraud against, or the misappropriation of property belonging to, the Company, any subsidiary of the Company or any successor to the Company;

          (v) the Executive's commitment of an act of dishonesty in connection with his responsibilities as an employee that is intended to result in his personal enrichment or the personal enrichment of his family or others; or

          (vi) the Executive's material breach of this Agreement or other agreement between the Executive and the Company or any subsidiary of or successor to the Company.

         6.1.2 Entitlements Upon a Termination for Cause. If the Executive's employment is terminated for Cause, the termination shall be effective on the date the Company gives the Executive written notice of termination, except in the case of a termination for the reason described in Section 6.1.1(i), in which case the termination shall be effective on the last day of the ninety-day cure period. In the event of the termination of the Executive's employment hereunder due to a tell 7ination by the Company for Cause prior to a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), then the Executive shall be entitled to receive:

          (i) a lump sum cash payment, payable within ten (10) business days after the date of telinination of the Executive's employment, equal to the sum of (A) any accrued but unpaid Base Salary as of the date of such termination, (B) any earned and vested but unpaid portions of Annual Bonuses in respect of fiscal years completed prior to the date of such termination, (C) any compensation deferred under the provisions of any deferred compensation plan, (D) any unreimbursed business expenses that are due under Section 4.2.1 of this Agreement and (E) any unpaid vacation.

          (ii) such employee benefits described in Section 4.1 as the Executive or his estate may be entitled to hereunder or under the employee benefit plans, programs and arrangements of the Company and, if applicable, the retiree health coverage described in Section 4.4.

          6.2 Termination Without Cause. If the Executive's employment is terminated by the Company without Cause, the termination shall be effective on the thirtieth (30th) day following written notice of such termination to the Executive. In the event of such termination without Cause prior to a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), then, subject to the Executive's execution of a release and non-disparagement agreement in a form acceptable to the Company, the Executive shall be entitled to:

          (i) a lump sum cash payment, payable within ten (10) business days after the date of termination of the Executive's employment, equal to the sum of (A) any accrued but unpaid Base Salary as of the date of such termination, (B) any earned and vested but unpaid portions of Annual Bonuses in respect of fiscal years completed prior to the date of such tennination, (C) any compensation deferred under the provisions of any deferred compensation plan, (D) any unreimbursed business expenses that are due under Section 4.2.1 of this Agreement and (E) any unpaid vacation.

          (ii) a monthly severance payment payable in each of the twelve (12) months following the date of termination of the Executive's employment in an amount equal to one-twelfth (1/12th) of the Executive's annual Base Salary in effect immediately prior to such teunination;

          (iii) in the event that the Executive is not entitled to the benefits provided by Section 4.4 and if the Executive elects to continue his medical coverage under COBRA, reimbursement by the Company of such COBRA costs for a period of up to eighteen (18) months following the termination of his employment; provided, however, that the Company's obligation under this Section 6.2(iii) shall be reduced to the extent that comparable medical coverage is provided by a subsequent employer;

          (iv) partial acceleration of the vesting of a portion of the Executive's outstanding stock options and other equity awards. and extension of time to exercise any vested stock options, as provided in Section 3.3.2; and

          (v) such employee benefits described in Section 4.1 as the Executive or his estate may be entitled to hereunder or under the employee benefit plans, programs and arrangements of the Company and, if applicable, the retiree health coverage described in Section 4.4.

7.   Termination by the Executive.

     7.1 Termination Without Good Reason. If the Executive voluntarily terminates his employment with the Company without Good Reason, the termination shall be effective at the end of the thirty-day notice period. Upon such termination of employment without Good Reason prior to a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), the Executive shall have the same entitlements as provided in Section 6.1.2 in the case of a termination by the Company for Cause.

     7.2  Termination With Good Reason.

          7.2.1 Definition of Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's written consent:

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          (i)  any  reduction in the  aggregate  level of the  Executive's  Base
               Salary except a reduction that is part of a program applicable to all of the Company's officers to reduce expenses;

          (ii) the failure by the Company or any subsidiary of or successor to the Company to comply with any material terms of this Agreement or any other material agreement between the Executive and the Company or any subsidiary of or successor to the Company;

         (iii) any material reduction in the nature or scope of the Executive's duties, title, function, authority or responsibilities; or

          (iv) a requirement that the Executive relocate his principal office to a location that is more than sixty (60) miles from the location of his principal office on January 1, 2004;

               provided, however, that none of the events specified above shall constitute Good Reason unless the Executive shall have notified the Company in writing describing the events which constitute Good Reason and the Company shall have failed to cure such event within thirty (30) days after the Company's receipt of such written notice.

          7.2.2 Entitlements  Upon  a  Termination  with  Good  Reason.  If  the
               Executive terminates his employment with Good Reason, the termination shall be effective at the end of the thirty-day cure period. Upon such termination of his employment with Good Reason in accordance with Section 7.2.1 hereof prior to Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), the Executive shall, subject to the Executive's execution of a release and non-disparagement agreement in a form acceptable to the Company, have the same entitlements as provided under Section 6.2 for a termination by the Company without Cause.

8.   Change of Control Provisions.

     8.1  Definitions.

          8.1.1 Definition of Change of Control. For purposes of this Agreement, "Change of Control" shall mean either of the following events:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

          (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         8.1.2 Definition  of  Corporate  Transaction.  For  purposes  of  this
               Agreement,   "Corporate   Transaction"  shall  mean  any  of  the
               following stockholder approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

         (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

     8.2 Effect of Change of Control or Corporate Transaction. In the event of a Change of Control or a Corporate Transaction, the Executive's stock options and equity awards shall automatically vest in full, and the time to exercise his vested stock options shall be extended, to the extent provided in Section 3.3.2. Upon the Executive's tennination of employment for any reason following a Change of Control, then, subject to the Executive's execution of a release and non-disparagement agreement in a form acceptable to the Company, the Executive shall be entitled to the following in lieu of, and not in addition to, the entitlements described in Sections 6.2 and 7.2.2:

          (i) a lump sum cash payment, payable within ten (10) days after the date of the termination of the Executive's employment equal to the sum of (A) any accrued but unpaid Base Salary as of the date of such termination, (B) any earned but unpaid portions of Annual Bonuses in respect of fiscal years completed prior to the date of the termination of the Executive's employment, (C) any compensation  deferred under any deferred  compensation  plan and
               (D) any unreimbursed business expenses due under Section 4.2.1 of this Agreement;

          (ii) a monthly payment in each of the twenty four (24) months following the date of the termination of the Executive's employment in an amount equal to one-twelfth (1112`') of the Executive's annual Base Salary in effect immediately prior to such termination (or, if greater, his annual Base Salary in effect immediately prior to the Change of Control or Corporate Transaction); and

         (iii) such employee benefits described in Section 4.1 as the Executive or his estate may be entitled to hereunder or under the employee benefit plans, programs and arrangements of the Company and the retiree health coverage described in Section 4.4.

     8.3 Option to Refuse Payments. The Executive shall be entitled to refuse all or any portion of any payments or benefits under this Agreement if the Executive determines that receipt of such payment or benefit may result in adverse tax consequences to him under Section 4999 of the Code or otherwise. The Company shall be totally and permanently relieved of any obligation to pay any amounts or to provide any benefits that the Executive specifically so refuses in writing.

9.   Non-Competition.

     The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company, the amount of sensitive and confidential information involved in the discharge of the Executive's position with the Company, and the harm to the Company that would result if such knowledge or expertise was disclosed or made available to a competitor, and accordingly agrees that during the period that he is receiving any payments under this Agreement, he shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity that is competitive with the business of the Company. The Executive further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this Section if such activity were carried out by the Executive and, in particular. the Executive agrees that he will not induce any employee of the Company to carry out any such activity; provided. however, that the "beneficial ownership" by the Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than one percent (1 %) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. In the event that the Executive breaches the provisions of this Section 9, the severance benefits under Sections 6.2, 7.2.2 or 8.2, whichever is applicable, shall immediately terminate, the Executive shall cease to be entitled to any additional payments under this Agreement, and all stock options shall cease to be exercisable.

10.  Confidentiality and Treatment of Inventions.

     10.1 Confidentiality. The Executive will not at any time (whether during or after his employment with the Company), other than in the course of his duties hereunder or unless compelled by lawful process, disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm. partnership, joint venture, association, corporation or other business organization, entity or enterprise other than an entity within the Company or a subsidiary or affiliate of the Company, any trade secrets, or other confidential data or information relating to customers, development programs, costs, marketing. trading, investment, sales activities, promotion, credit and financial data, financing methods, or plans of any entity within the Company or any subsidiary or affiliate of the Company; provided that the foregoing shall not apply to information that is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, software, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of any entity within the Company or any subsidiary or affiliate of the Company, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. The Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any entity within the Company of any subsidiary or affiliate of the Company.

     10.2 Treatment of Inventions.

        10.2.1 Prior Inventions. The Executive understands and acknowledges that he does not have any right or claim to any invention, idea, process, foiinula, discovery, technical information, trade secret, design, computer program, proprietary information, copyright, patent or other such item or matter (together, any "Invention"), including without limitation any Invention made prior to his employment with the Company. The Executive further understands and acknowledges that he has had the opportunity to disclose any Invention to the Company, and has voluntarily and knowingly waived and declined such opportunity because he has no Invention to disclose.

        10.2.2 Subsequent Invention Disclosure. The Executive hereby agrees to disclose to the Company in a prompt manner any Invention that he develops at any time prior to the six-month anniversary of his termination of employment with the Company.

       10.2.3  Assignment  of  Inventions.  Except as  otherwise  provided by
               Section 10.2.4, the Executive hereby assigns and agrees to assign to the Company or its designee the Executive's entire right, title, and interest in and to any Invention that the Executive, whether solely or jointly, develops prior to the six-month anniversary of his termination of employment with the Company, with the use of time, material, equipment, supplies, facilities or trade secret information of the Company or any subsidiary or affiliate of the Company, whether or not during working hours.

               The Executive further agrees to cooperate with the Company and to perform all acts deemed necessary or desirable by the Company to permit and to assist the Company, at the Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title (whether domestic or foreign) to any Invention hereby assigned by the Executive to the Company.

        10.2.4 Inventions not Assigned. Section 10.2.3 shall not apply to an Invention that the Executive developed entirely on his own time without using the Company's or any of its subsidiaries' or affiliates' time, material, equipment, supplies, facilities or trade secret information, except for any Invention that either
               (i) relates at the time of conception or reduction to practice of the Invention to the Company's or a subsidiary's or affiliate's business, or actual or demonstrably anticipated research development of the Company or a subsidiary or affiliate of the Company or (ii) results from the Executive's work with the Company or a subsidiary or affiliate of the Company, whether or not during normal working hours.

11.  Antisolicitation.

     The Executive promises and agrees that, for a period of twelve (12) months following his termination of employment, he will not influence or attempt to influence suppliers or customers of the Company hereunder, either directly or indirectly, to divert their business away from the Company to any individual, partnership, firm, corporation or other entity then in competition with the Company or any subsidiary of successor to the Company.

12.  Soliciting Employees.

     The Executive promises and agrees that, for a period of twelve (12) months following termination of his employment hereunder, he will not directly or indirectly solicit any person who is then, or at any time within six months prior thereto was, an employee of the Company to leave the employ of the Company to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary of or successor to the Company.

13.  Cooperation in Litigation.

     The Executive agrees that he will reasonably cooperate with the Company in any litigation that arises out of events occurring prior to the termination of his employment, including but not limited to, serving as a witness or consultant and producing documents and information relevant to the case or helpful to the Company. The Company agrees to reimburse the Executive for all reasonable costs and expenses he incurs in connection with his obligations under this Section 13.

14.  Indemnification.

     Indemnification shall be provided to the Executive as set forth in the indemnification agreement entered into between the Company and the Executive on June 1, 1999 and/or any subsequent indemnification agreement between the Company and the Executive (the "Indemnification Agreement").

15.  Assignment.

     This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that, in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perfonn all the promises, covenants, duties, and obligations of the Company hereunder, and; provided, further, that the Executive may assign his rights to compensation and benefits by will or by operation of law or pursuant to Section 27.

16.  Governing Law.

     This Agreement and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California, without regard to conflicts of laws principles thereof except as provided in Section 14.

17.  Entire Agreement.

     This Agreement and the Indemnification Agreement represent the entire agreement of the parties hereto respecting the matters within the scope of this Agreement and the Indemnification Agreement and supersede the Prior Agreement and any and all prior agreements of the parties hereto on the subject matter hereof Any prior negotiations, correspondence, other agreements, proposals or understandings relating to the subject matter hereof shall he deemed to be merged into this Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein.

18.  Modifications.

     This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

19.  Waiver.

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20.  Number and Gender.

     Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

21.  Section Headings.

     The section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

22.  Resolution of Disputes.

     Any controversy or claim arising out of or relating to the Executive's employment, this Agreement, its enforcement, arbitrability, or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Santa Clara County, California, before a single arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association ("AAA") as modified by the terms and conditions of this Section 22; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.

     The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or the Executive's employment.

     The Company shall pay the arbitrator's fees and arbitration expenses and any other costs associated with the arbitration or arbitration hearing that are unique to arbitration. The Company and the Executive each shall separately pay its or his own deposition, witness, expert and attorneys' fees and other expenses as and to the same extent as if the matter were being held in court unless otherwise provided by law; provided, however, that if the Executive prevails, the arbitrator may award the Executive reasonable attorneys' fees. The arbitrator shall resolve any dispute as to reasonableness of any fee or cost. The arbitrator shall have the sole and exclusive power and authority to decide any and all issues of or related to arbitrability.

23.  Severability.

     In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

24.  Notices.

     All notices under this Agreement shall be in writing and shall be either personally delivered or mailed postage prepaid, by certified mail, return receipt requested:

     (i)  if to the Company:

          Ultratech, Inc.
          3050 Zanker Road
          San Jose, California 95134
          Attention: Chair, Compensation Committee of the Board of Directors

     (ii) if to the Executive:

          Bruce R. Wright
          47 Red Birch Court
          Danville, CA 94506

     Either party may change its address set forth above by written notice given to the other party in accordance with the foregoing. Any notice shall be effective when personally delivered, or five (5) business days after being mailed in accordance with the foregoing.

25.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

26.  Withholding Taxes.

     The Company may withhold from any amounts payable under this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

27.  Beneficiaries.

     The Executive shall be entitled, to the extent permitted under any applicable law and to the extent permitted under any benefit plan or program maintained by the Company, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof in accordance with the terms of such plan or program. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

28.  Director's and Officer's Insurance.

     The Company shall provide director's and officer's insurance coverage for the Executive to the extent the Company provides such coverage for its other senior executive officers.

29.  No Mitigation or Offset.

     In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except (i) as specifically provided in Sections 5.2(iii), 6.2(iii) and 8.2(iii) of this Agreement, or (ii) on account of any claims the Company may have against the Executive.

30.  Right to Advice of Counsel

     The Executive acknowledges that he has had the right to consult with counsel and is fully aware of his rights and obligations under this Agreement. O'Melveny & Myers, LLP has served as the Company's counsel with respect to this Agreement.

31.  Section 409Ab

     It is not the intent of the parties that the amendments accomplished by this amended and restated agreement will make this agreement in compliance with Section 409A of the Code at this time, however, the parties shall, prior to December 31, 2006 or any extended compliance date, amend this agreement in such a way as the parties in good faith determine is necessary to ensure compliance with Section 409A. The Company reserves the right to amend this Agreement in any way that the Company in good faith determines may be advisable to help ensure compliance with Section 409A of the Internal Revenue Code and any regulations or other guidance thereunder (together, "Section 409A"). Any such amendment shall preserve, to the extent reasonably possible and in a manner intended to satisfy Section
     409A, the original intent of the parties and the level of benefits hereunder. Without limiting the generality of the foregoing, the Company may suspend (without interest) the payment of any compensation or benefits pursuant to this Agreement to the extent that the Company in good faith determines that the Executive is a "specified individual" (as such term is used in Section 409A) and the suspension of benefits is advisable to avoid the imputation of penalties or taxes under Section 409A.

32.  Survival.

     Upon the termination of this Agreement, the provisions of Sections 4.4, 5, 6, 7, 8, 9, 10, 11, 12. 13, 14, 16, 22, 23, 24, 26, 28 and 29 shall survive.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement as of the date first above written.


                                        THE COMPANY

                                        Ultratech, Inc.,
                                        a Delaware corporation


                                        By: /s/ Art Zafiropoulo
                                            ------------------------------------
                                                Art Zafiropoulo
                                                Chief Executive Officer


                                        THE EXECUTIVE


                                        /s/ Bruce R. Wright
                                        --------------------
                                        Bruce R. Wright